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                                                                   EXHIBIT 10.14

                      FORM OF FINANCIAL ADVISORY AGREEMENT

         AGREEMENT made the ______ day of ________, 2004, by and between HCFP/Brenner Securities, LLC, a New York limited liability company, having an address at 888 Seventh Avenue, 17th Floor, New York, New York 10106 ("HCFP"), and GigaBeam Corporation, a Delaware corporation, having an address at 14225-C Sullyfield Circle, Chantilly, Virginia 20151 (the "Company").

         WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for a proposed public offering of its securities to be underwritten by HCFP ("IPO"); and

         WHEREAS, pursuant to the Underwriting Agreement between the Company and HCFP, the Company has agreed to retain HCFP as a financial advisor;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company retains HCFP as a nonexclusive financial advisor to provide to the Company when requested by the Company from time to time, during normal business hours, upon reasonable notice, advice concerning shareholder relations, including advice regarding the preparation of reports and other releases, long-term financial planning, corporate reorganization and expansion, capital structure, borrowings and other financial assistance. These services shall be rendered by HCFP without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as HCFP may reasonably determine. HCFP shall make available such time as it, in its sole and reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         2. This Agreement shall become effective as of the effective date of the IPO and shall continue for a period of six months thereafter.

         3. As compensation for its services, the Company shall pay HCFP an advisory fee of $10,000 per month, for an aggregate fee of $60,000, all of which shall be payable in advance, at the closing of the IPO.

         4. HCFP covenants that all proprietary or confidential information that it obtains knowledge of as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by HCFP or disclosed by HCFP to any third party without the prior written approval of the Company, except as otherwise required by law. HCFP hereby acknowledges that it is aware (and that its representatives will be advised) that the United States securities laws prohibit any person who is in possession of material non-public information about a company from (i) purchasing or selling securities of that company or
(ii) communicating such information to any other person, under circumstances under which it is foreseable that such person is likely to purchase or sell securities of such company.


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         5. HCFP shall bear all costs and expenses incurred by HCFP directly in connection with the performance of its services hereunder, unless otherwise agreed to by the Company.

         6. HCFP and the Company acknowledge that HCFP is an independent contractor. HCFP shall not hold itself out as, nor shall it take any action from which others might infer that it is, a partner, agent or joint venturer of the Company. HCFP shall not take any action which binds, or purports to bind, the Company.

         7. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. It may not be changed except by agreement in writing signed by the party against whom enforcement or any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

         8. In the event of any dispute under this Agreement, then and in such event, each party hereto agrees that the dispute shall be submitted to the American Arbitration Association in Nassau County, New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the Association may be entered as judgment of the courts of the State of New York, and shall be enforceable as such.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

         10. This Agreement may not be assigned by either party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns.

         11. Nothing herein shall be deemed to restrict or prohibit the engagement by the Company of other consultants providing the same or similar services or the payment by the Company of fees to such parties.

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         12. This Agreement may be terminated by the Company at any time upon prior written notice to HCFP; provided, however, that no such termination shall reduce the amount payable under Section 3 or result in any refund of amounts previously paid under Section 3, which latter amounts shall be deemed earned in all respects prior to termination of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           GIGABEAM CORPORATION


                                           By:_________________________________
                                                   Louis S. Slaughter
                                                   Chief Executive Officer

                                           HCFP/BRENNER SECURITIES, LLC


                                           By:_________________________________


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